CONFIDENTIAL SEPARATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of May 2, 2018, as defined in Paragraph 8 hereof, by and between OncoSec Medical Incorporated (the “Company”) and Punit S. Dhillon (“Executive”). Together, the Company and Executive may be referred to hereinafter as the “Parties.”

In consideration of the payments, covenants and releases described below, and in consideration of other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Company and Executive agree as follows:

1. Separation from Employment. Executive hereby confirms his resignation as President of the Company, effective May 2, 2018 (the “Termination Date”).

2. Separation Obligations of the Company. In consideration of Executive’s promises contained in this Agreement, the Company agrees as follows:

a. Severance. The Company will pay to Executive an aggregate amount of $857,000, less applicable withholding taxes and other governmental obligations, paid as salary continuation (and not as a lump sum) over twenty-four (24) months and in accordance with the Company’s standard payroll practices. The first payment will be made within ten (10) days of the date this release becomes irrevocable and will include any amount that were accrued but not paid pending receipt of the execution and non-revocation of this Agreement.

b. Pro Rata Bonus. The Company will pay to Executive an amount equal to $56,344 as a pro rata bonus for calendar year 2018, paid as a lump sum within sixty (60) days of the Termination Date.

c. Health Care Coverage. If Executive and/or Executive’s covered dependents timely elect(s) to receive health care continuation coverage, Executive will be entitled to payment by the Company of the monthly cost of such coverage for a period of up to twenty-four (24) months, in accordance with Executive’s Amended and Restated Employment Agreement.

d. Treatment of Equity Awards. The Parties agree that Exhibit A to this Agreement accurately reflects all outstanding awards of stock options (“Options”) and restricted stock units (“RSUs”) held by Executive as of the Effective Date. As of the Effective Date, (i) all of Executive’s unvested Options shall become vested and exercisable, and the Options shall remain outstanding and exercisable until the earlier of (1) the expiration date on the option agreement evidencing the grant thereof, or (2) the termination of service as a member of the Company’s Board of Directors; and (ii) all of Executive’s RSUs shall become vested and shall be settled as of the June 15, 2018, in shares of Company common stock.

e. Other Payments and Obligations. The Company will pay or provide to Executive within five (5) business days following the Termination Date all of the following: (i) accrued and unpaid base salary with respect to services through the Termination Date, (ii) reimbursement for expenses for which expense reports have been provided to the Company, and (iii) accrued and vested benefits under any Company benefit plan, in each case in accordance with Company policies and plans.

The Company’s obligation to provide the payments and benefits set forth in this Paragraph 2 is expressly contingent on Executive executing and not revoking this Agreement pursuant to Paragraph 8 below. The Company’s obligation to make the payment set forth herein shall cease upon Executive’s breach of any of his continuing contractual obligations to the Company, including, without limitation, Sections VI and VII of the Employment Agreement (as defined herein) and any other intellectual property agreement, covenant not to disclose or use the Company’s confidential or trade secret information, or covenant not to compete with the Company.

3. General Release of Claims and Covenant Not To Sue.

a. General Release of Claims. In consideration of the payments made to him by the Company and the promises contained in this Agreement, Executive on behalf of himself and his agents and successors in interest, hereby UNCONDITIONALLY RELEASES AND DISCHARGES the Company, its successors, subsidiaries, parent companies, assigns, joint ventures, and affiliated companies and their respective agents, legal representatives, shareholders, attorneys, employees, members, managers, officers and directors (collectively, the “Releasees”) from ALL CLAIMS, LIABILITIES, DEMANDS AND CAUSES OF ACTION which he may by law release, as well as all contractual obligations not expressly set forth in this Agreement, whether known or unknown, fixed or contingent, that he may have or claim to have against any Releasee for any reason as of the date of execution of this Agreement. This Release and Covenant Not To Sue includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination; claims arising under severance plans and contracts; and claims growing out of any legal restrictions on the Company’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Executive specifically acknowledges and agrees that he is releasing any and all rights under federal, state and local employment laws including without limitation the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Employee Polygraph Protection Act, the Fair Credit Reporting Act, California Government Code § 12900 et seq., Executive Order 11246, the California Labor Code, and any and all other local, state, and federal law claims arising under statute or common law. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except those that cannot be released by law. Notwithstanding the foregoing, Executive expressly does not waive any claims he may have (i) to indemnification that he may have against any of the Releasees in connection with his service to the Company and its affiliates through the Termination Date, or (ii) related to any coverage that he may have under any directors and officers liability insurance policy maintained by the Company or its affiliates.

b. Release of Unknown Claims. Executive expressly waives and relinquishes any and all rights or benefits afforded by California Civil Code § 1542, which provides as follows:

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“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

In connection with such waiver and relinquishment, Executive acknowledges that he is aware that he may later discover facts in addition to or different from those which he currently knows or believes to be true with respect to the subject matters of this Agreement, but that it is his intention hereby fully, finally, and forever, to settle and release all of these matters which now exist, may exist, or previously existed, whether known or unknown, suspected or unsuspected. In furtherance of such intent, the releases given herein shall be and shall remain in effect as a full and complete release, notwithstanding the discovery or existence of such additional or different facts.

c. Covenant Not to Sue. Except as expressly set forth in Paragraph 5 below, Executive further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Releasees any claim released by this Agreement.

d. Acknowledgement Regarding Payments and Benefits. Executive acknowledges and agrees that he has been paid all wages and accrued benefits to which he is entitled through the date of execution of this Agreement. Other than the payments set forth in this Agreement, the Parties agree that the Company owes no additional amounts to Executive for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason.

e. Other Representations and Acknowledgements. This Agreement is intended to and does settle and resolve all claims of any nature that Executive might have against the Company arising out of their employment relationship or the termination of employment or relating to any other matter, except those that cannot be released by law. By signing this Agreement, Executive acknowledges that he is doing so knowingly and voluntarily, that he understands that he may be releasing claims he may not know about, and that he is waiving all rights he may have had under any law that is intended to protect him from waiving unknown claims. Executive warrants that he has not filed any notices, claims, complaints, charges, or lawsuits of any kind whatsoever against the Company or any of the Releasees as of the date of execution of this Agreement. This Agreement shall not in any way be construed as an admission by the Company or any of the Releasees of wrongdoing or liability or that Executive has any rights against the Company or any of the Releasees. Executive represents and agrees that he has not transferred or assigned, to any person or entity, any claim that he is releasing in this Paragraph 3.

4. Non-Disparagement.

a. Agreement of Executive. Executive agrees that he will not, directly or indirectly, make any statement, oral or written, or perform any act or omission which disparages or casts in a negative light the Company, its products, its employees, or any of the Releasees. This Paragraph 4 shall not in any way limit any of the Protected Rights contained in Paragraph 5 of this Agreement, or Executive’s ability to provide truthful testimony pursuant to a subpoena, court order or as otherwise required by law.

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b. Agreement of Company. The Company agrees that, except as may be required by law, court order, or a valid request by a government agency, the Company will not make any written statement, and no officer of the Company or member of the Board of Directors of the Company will, directly or indirectly, make any statement, oral or written, or perform any act or omission which disparages Executive or casts Executive in a negative light. This Paragraph 4(b) shall not in any way limit the ability of the Company or any member of the Board of Directors to provide truthful testimony or information in response to a subpoena, court order, or valid request by a government agency, or as otherwise required by law.

5. Protected Rights. Executive understands that nothing contained in this Agreement limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities Exchange Commission, or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by Executive, on his behalf, or by any other individual. However, based on Executive’s release of claims set forth in Paragraph 3 of this Agreement, Executive understands that he is releasing all claims that he may have, as well as his right to recover monetary damages or obtain other relief that is personal to Executive in connection with any charge or complaint that may be filed with any Government Agencies relating to Executive’s employment with the Company.

6. Acknowledgment. The Company hereby advises Executive to consult with an attorney prior to executing this Agreement and Executive acknowledges and agrees that the Company has advised, and hereby does advise, him of his opportunity to consult an attorney or other advisor and has not in any way discouraged him from doing so. Executive expressly acknowledges and agrees that he has been offered at least twenty-one (21) days to consider this Agreement before signing it, that he has read this Agreement and Release carefully, that he has had sufficient time and opportunity to consult with an attorney or other advisor of his choosing concerning the execution of this Agreement. Executive acknowledges and agrees that he fully understands that this Agreement is final and binding, that it contains a full release of all claims and potential claims, and that the only promises or representations he has relied upon in signing this Agreement are those specifically contained in the Agreement itself. Executive acknowledges and agrees that he is signing this Agreement voluntarily, with the full intent of releasing the Company from all claims covered by Paragraph 3.

7. Cooperation. Following the Termination Date, the Executive shall cooperate with the Company and be reasonably available to the Company and its attorneys with respect to any legal action or proceeding (or any appeal from any action or proceeding) or any regulatory or government agency inquiry which relates to events occurring during the Executive’s employment with the Company (including, without limitation, the Executive appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into the Executive’s possession). The Company shall reimburse the Executive for all reasonable out of pocket expenses incurred by the Executive in rendering such services that are approved by the Company. In addition, if more than an incidental cooperation is required at any time after the termination of the Executive’s employment, the Executive shall be paid (other than for the time of actual testimony) a per day fee based on his base salary as of the Termination Date.

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8. Revocation and Effective Date. The Parties agree Executive may revoke the Agreement at will within seven (7) days after he executes the Agreement (the “Revocation Period”) by giving written notice of revocation to Company. Such notice must be delivered to Daniel J. O’Connor, and must actually be received by him at or before the above-referenced seven-day deadline. The Agreement may not be revoked after the expiration of the seven-day deadline. In the event that Executive revokes the Agreement within the Revocation Period, this Agreement shall not be effective or enforceable, and all rights and obligations hereunder shall be void and of no effect. Assuming that Executive does not revoke this Agreement within the Revocation Period, the effective date of this Agreement (the “Effective Date”) shall be the eighth (8th) day after the day on which Executive executes this Agreement.

9. Return of Materials. In further consideration of the promises and payments made by the Company hereunder, Executive agrees that on or before the Termination Date, he will return all documents, confidential information, other information, materials, equipment (including, but not limited to, cell phones, pagers, laptops, computers, or other personal computing devices) and other things in his possession or control provided to him by the Company, created during his employment with the Company or otherwise relating to or belonging to the Company, without retaining or providing to anyone else copies, summaries, excerpts, portions or other representations thereof. To the extent that Executive has electronic files or information in his possession or control that relate to or belong to the Company or contain confidential information belonging to the Company (specifically including but not limited to electronic files or information stored on personal computers, mobile devices, electronic media, or in cloud storage), Executive agrees that he will immediately, and before receiving payment under this Agreement: (a) provide the Company with an electronic copy of all of such files or information (in an electronic format that readily accessible by the Company); (b) after doing so, delete all such files and information, including all copies and derivatives thereof, from all non-Company-owned computers, mobile devices, electronic media, cloud storage, or other media, devices, or equipment, such that such files and information are permanently deleted and irretrievable; and (c) provide a written certification to the Company that the required deletions have been completed and specifying the files and information deleted and the media source from which they were deleted.

10. Termination of Employment Agreement; Survival of Restrictive Covenants. Executive acknowledges and agrees that the Employment Agreement originally executed by the Parties on or about November 7, 2017 (the “Employment Agreement”) is hereby terminated, without further action by the Parties, as of the Termination Date and shall be of no further force and effect, and that except as expressly set forth in this Agreement, the Company shall have no continuing obligations to Executive under the Employment Agreement; provided, however, that Sections VI (Termination Obligations), and Section VII (Inventions and Proprietary Information; Prohibition on Third Party Information) of the Employment Agreement shall survive and remain in full force and effect in accordance with their terms.

11. Final Agreement. This Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof, and supersedes all prior agreements between the Parties, except as set forth in Paragraph 10 above. The Parties agree that this Agreement may not be modified except by a written document signed by both Parties. The Parties agree that this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California without giving effect to its conflict of law principles.

13. Waiver. The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision. Any waiver of any provision of this Agreement must be in a writing signed by the party making such waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

14. Code Section 409A. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. The tax treatment of the benefits provided under the Agreement is not warranted or guaranteed to Executive, who is responsible for all taxes assessed on any payments made pursuant to this Agreement, whether under Section 409A of the Code or otherwise. Neither the Company nor its directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by Executive as a result of the application of Section 409A of the Code. Executive’s right to receive any installment payments as Severance Pay shall be treated as a right to receive separate and distinct payments for purposes of Section 409A of the Code.

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The Parties hereby signify their agreement to these terms by their signatures below.

EMPLOYEE

/s/ Punit S. Dhillon

Date:	May 2, 2018

ONCOSEC MEDICAL INCORPORATED

By:	/s/ Daniel J. O’Connor

Date:	May 2, 2018

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Exhibit A

Outstanding Stock Options and Restricted Stock Units

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5/1/2018 Solium Inc. - Account Summary

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15-Apr-2018 00:00 EDT to 14-Jun-2018 21:00 EDT Description: Please be advised that a trading blackout will be in effect 15-Apr-2018 00:00 EDT to 14-Jun-2018 21:00 EDT. During this blackout period you are prohibited from trading the company's securities.

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Transaction View Current Value Account Summary Expired Grants

Options (ISO)

Grant Name	Grant Price	Options Granted	Options Available For Exercise	Cost to purchase	Estimated Stock Option Benefit	Expire / Cancel Date
03/04/16 - ISO - $2.020	$2.02 USD	6,254	4	$8.08 USD	$0.00 USD	04-Mar-2026
12/14/16 - ISO - $1.290	$1.29 USD	222,764	103,732	$133,814.28 USD	$17,634.44 USD	14-Dec-2026
03/29/17 - ISO - $1.340	$1.34 USD	9,375	0	$0.00 USD	$0.00 USD	29-Mar-2027
1/12/18-Contingent ISO-$1.32	$1.32 USD	50,070	0	$0.00 USD	$0.00 USD	04-Nov-2027
		288,463	103,736	$133,822.36 USD	$17,634.44 USD	

Options (NQ)

Grant Name	Granted	Grant Price	Unvested Options	Vested Options	Available For Exercise	Potential Gain of Exercisable	Expire / Cancel Date
03/04/16 - $2.020 - NQ	93,746	$2.02 USD	16,667	77,079	77,079	$0.00 USD	04-Mar-2026
12/14/16 - $1.290 - NQ	91,819	$1.29 USD	12,044	79,775	79,775	$13,561.75 USD	14-Dec-2026
03/29/17 - $1.340 - NQ	140,625	$1.34 USD	62,500	78,125	78,125	$9,375.00 USD	29-Mar-2027
1/12/18-Contingent -$1.32 - NQ	199,930	$1.32 USD	114,930	85,000	85,000	$11,900.00 USD	04-Nov-2027
2/8/18-NQ-$1.64	300,000	$1.64 USD	212,500	87,500	87,500	$0.00 USD	08-Feb-2028
	826,120		418,641	407,479	407,479	$34,836.75 USD	

Share Units (RSU)

Grant Name	Market Price At Time Of Grant	Share Units Granted	Total Share Units Accumulated	Share Units Outstanding	
				Number of Units	Estimated Benefit
03/04/16 - RSU - $2.02	$2.02 USD	125,000	125,000	125,000	$0.00 USD
03/29/17 - RSU - $1.340	$1.34 USD	150,000	150,000	150,000	$18,000.00 USD

https://shareworks.solium.com/solium/servlet/userEscapAccountSummary.do?user_id=6792136821 1/4

5/1/2018 Solium Inc. - Account Summary

2/8/18-RSU PD-$1.64	$1.64 USD	200,000	200,000	200,000	$0.00 USD
		475,000	475,000	475,000	$18,000.00 USD

Options (ISO)

Grant Name	Grant Price	Options Granted	Options Available For Exercise		Options Remaining		Expire / Cancel Date
			Number of Options	Estimated Options Value	Number of Options	Estimated Benefit	
03/04/16 - ISO - $2.020	$2.02 USD	6,254	4	$0.00 USD	6,250	$0.00 USD	04-Mar-2026
12/14/16 - ISO - $1.290	$1.29 USD	222,764	103,732	$17,634.44 USD	119,032	$20,235.44 USD	14-Dec-2026
03/29/17 - ISO - $1.340	$1.34 USD	9,375	0	$0.00 USD	9,375	$1,125.00 USD	29-Mar-2027
1/12/18-Contingent ISO-$1.32	$1.32 USD	50,070	0	$0.00 USD	50,070	$7,009.80 USD	04-Nov-2027
		288,463	103,736	$17,634.44 USD	184,727	$28,370.24 USD	

Options (NQ)

Grant Name	Grant Price	Options Granted	Unvested Options	Vested Options	Options Available For Exercise	Options Remaining	Expire / Cancel Date
					Number of Options	Number of Options	
03/04/16 - $2.020 - NQ	$2.02 USD	93,746	16,667	77,079	77,079	16,667	04-Mar-2026
12/14/16 - $1.290 - NQ	$1.29 USD	91,819	12,044	79,775	79,775	12,044	14-Dec-2026
03/29/17 - $1.340 - NQ	$1.34 USD	140,625	62,500	78,125	78,125	62,500	29-Mar-2027
1/12/18-Contingent -$1.32 - NQ	$1.32 USD	199,930	114,930	85,000	85,000	114,930	04-Nov-2027
2/8/18-NQ-$1.64	$1.64 USD	300,000	212,500	87,500	87,500	212,500	08-Feb-2028
		826,120	418,641	407,479	407,479	418,641	

Share Units (RSU)

Grant Name	Market Price At Time Of Grant	Total Share Units Accumulated	Share Units Previously Distributed		Share Units Not Available For Distribution	
			Number of Units	Benefit Received	Number of Units	Estimated Benefit
03/04/16 - RSU - $2.02	$2.02 USD	125,000	0	$0.00 USD	125,000	$0.00 USD
03/29/17 - RSU - $1.340	$1.34 USD	150,000	0	$0.00 USD	150,000	$18,000.00 USD
2/8/18-RSU PD-$1.64	$1.64 USD	200,000	0	$0.00 USD	200,000	$0.00 USD
		475,000	0	$0.00 USD	475,000	$18,000.00 USD

Options (ISO)

Grant Name	Grant	Options	Options	Options	Options	Options	Expire /

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5/1/2018 Solium Inc. - Account Summary

	Price	Granted	Exercised	Cancelled	Outstanding	Exercisable	Cancel Date
04/25/2012 - ISO - $0.2100	$4.20 USD	25,000	0	25,000	0	0	25-Apr-2022
02/08/2013 - ISO - $0.2300 - 02/08/2023	$4.60 USD	12,500	0	12,500	0	0	08-Feb-2023
03/03/2015 - ISO - $0.38	$7.60 USD	24,685	0	24,685	0	0	03-Mar-2025
03/04/16 - ISO - $2.020	$2.02 USD	6,254	0	0	6,254	4	04-Mar-2026
12/14/16 - ISO - $1.290	$1.29 USD	222,764	0	0	222,764	103,732	14-Dec-2026
03/29/17 - ISO - $1.340	$1.34 USD	9,375	0	0	9,375	0	29-Mar-2027
1/12/18-Contingent ISO-$1.32	$1.32 USD	50,070	0	0	50,070	0	04-Nov-2027
		350,648	0	62,185	288,463	103,736	

Options (NQ)

Grant Name	Grant Price	Options Granted	Unvested Options	Vested Options	Options Exercised	Options Cancelled	Options Outstanding	Options Exercisable	Expire / Cancel Date	Total Exercise Cost
03/07/2014 - NQSO - $0.8050	$16.10 USD	100,000	0	100,000	0	100,000	0	0	07-Mar-2024	$0.00 USD
03/03/2015 - NQISO - $0.38	$7.60 USD	315	0	315	0	315	0	0	03-Mar-2025	$0.00 USD
03/04/16 - $2.020 - NQ	$2.02 USD	93,746	16,667	77,079	0	0	93,746	77,079	04-Mar-2026	$155,699.58 USD
12/14/16 - $1.290 - NQ	$1.29 USD	91,819	12,044	79,775	0	0	91,819	79,775	14-Dec-2026	$102,909.75 USD
03/29/17 - $1.340 - NQ	$1.34 USD	140,625	62,500	78,125	0	0	140,625	78,125	29-Mar-2027	$104,687.50 USD
1/12/18-Contingent -$1.32 - NQ	$1.32 USD	199,930	114,930	85,000	0	0	199,930	85,000	04-Nov-2027	$112,200.00 USD
2/8/18-NQ-$1.64	$1.64 USD	300,000	212,500	87,500	0	0	300,000	87,500	08-Feb-2028	$143,500.00 USD
		926,435	418,641	507,794	0	100,315	826,120	407,479		$618,996.83 USD

Share Units (RSU)

Grant Name	Market Price At Time Of Grant	Total Share Units Accumulated	Share Units Distributed	Share Units Forfeited	Share Units Outstanding
03/04/16 - RSU - $2.02	$2.02 USD	125,000	0	0	125,000
03/29/17 - RSU - $1.340	$1.34 USD	150,000	0	0	150,000
2/8/18-RSU	$1.64 USD	200,000	0	0	200,000

https://shareworks.solium.com/solium/servlet/userEsoapAccountSummary.do?user_id=6792136821 3/4

5/1/2019 Solium Inc. - Account Summary

PD-$1.64		475,000	0	0	475,000

Options (ISO)

Grant Name	Grant Price	Options Granted	Options Exercised	Options Cancelled	Options Expired	Expire / Cancel Date
No records found						

Options (NQ)

Grant Name	Grant Price	Options Granted	Options Exercised	Options Cancelled	Options Expired	Expire / Cancel Date
No records found						

Share Units (RSU)

Grant Name	Market Price At Time Of Grant	Total Share Units Accumulated	Share Units Distributed	Share Units Forfeited	Share Units Expired
No records found					

https://shareworks.solium.com/solium/servlet/userEsoapAccountSummary.do?user_id=6792136821 4/4